Exhibit 1.

                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated October 8, by and between Chameleon Holdings, Inc. a Florida corporation with its principal offices located at 2608 Oakwood Dr., Largo, Florida 33771 ("Buyer") and Wheeler Group II, Inc., a Florida corporation with its principal offices located at 324 Datura Street, Suite 200, West Palm Beach, Florida 33401. ("Seller").

                                RECITALS

     WHEREAS, the parties desire that Seller be merged into Buyer (the "Merger"), with Buyer being the surviving corporation, all as more particularly set forth herein; and

     WHEREAS, the board of directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated; and

     WHEREAS, the Merger shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

SECTION 1.     Plan of Merger.

     1.1     The Plan of Merger, Exhibit A, is incorporated by reference.

SECTION 2.     Closing.

     Closing shall take place at 324 Datura Street, at 2:00 P.M., on October 8, 1998 (the "closing date"), or at another time, date, and/or place mutually agreed to by the parties. Closing shall be consummated by the execution and acknowledgment by Buyer and Seller of Articles of Merger in accordance with F.S. Chapter 607 and other applicable law. The Articles of Merger executed and acknowledged shall be delivered for filing to the Secretary of State as promptly as possible after the consummation of the closing. The Articles of Merger shall specify the effective date and time of the Merger.

SECTION 3.     Representations and Warranties of Seller.

     3.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

     3.1.1     Capital Structure. The capitalization of Seller is set forth on
Schedule 3.1.1, which states the number of authorized, issued, and outstanding shares of each class and series of capital

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stock of Seller. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Seller or any agreement to which Seller is a party or has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities, except as stated on Schedule 3.1.1.

     3.1.2   INTENTIONALLY LEFT BLANK.

     3.1.3 Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under the law of the state of Florida, having all requisite corporate power and authority to own its assets and carry on its business as presently conducted.

     A true and complete copy of the Articles of Incorporation and Bylaws of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

     3.1.4 Authorization; Validity. The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

     3.1.5 Consents. Other than as set forth on Schedule 3.1.5, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

     3.1.6 Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver (other than those identified on Schedule 3.1.5), or result in the imposition of any lien or other encumbrance upon any property or assets of Seller, under any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller is bound; (ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller's Articles of Incorporation or Bylaws.

     3.1.7     Broker and Finder Fees.     Other than is set forth in Schedule
3.1.7, no liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Merger shall be incurred by Seller.

     3.2 Survival of Representations and Warranties. Each of the representations and warranties in Section 3.1 shall be deemed renewed and made again by Seller at the closing as if made at the time.

SECTION 4.     Representations and Warranties of Buyer.

     4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

     4.1.1     Capital Structure. The capitalization of Buyer is set forth on
Schedule 4.1.1, which states the number of authorized, issued, and outstanding shares of each class and series of capital stock of Buyer. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities, except as stated on Schedule 4.1.1.

     4.1.2     INTENTIONALLY LEFT BLANK.

     4.1.3 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the law of the state of Florida, having all requisite corporate power and authority to own its assets and carry on its business as presently conducted.

     A true and complete copy of the Articles of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Buyer. Buyer has no subsidiaries.

     4.1.4 Authorization; Validity. The execution, delivery, and performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

     4.1.5 Consents. Other than as set forth on Schedule 4.1.5, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

     4.1.6 Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver (other than those identified on Schedule 4.1.5), or result in the imposition of any lien or other encumbrance upon any property or assets of Buyer, under any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer is bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Buyer's Articles of Incorporation or Bylaws.

     4.1.7     Broker and Finder Fees.     Other than is set forth in Schedule
4.1.7, no liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Merger shall be incurred by Buyer.

     4.2 Survival of Representations and Warranties. Each of the representations and warranties in Section 4.1 shall be deemed renewed and made again by Buyer at the closing as if made at the time, and shall survive the closing until the expiration of all applicable statute of limitation periods.

SECTION 5.     Covenants of Seller.

     5.1 Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the
Closing:

     5.1.1 Conduct Pending Closing. The business of Seller shall be conducted only in the ordinary course consistent with past practices.

     5.1.2 Access to Records. Seller shall provide Buyer and its representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

     5.1.3 Solicitation. Seller agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Seller, or to provide any information or to make available any management personnel to third parties for such purposes.

     5.1.4 Confidentiality. Seller agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Seller's accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 6.     Covenants of Buyer.

     6.1 Except as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the
Closing:

     6.1.1 Conduct Pending Closing. The business of Buyer shall be conducted only in the ordinary course consistent with past practices.

     6.1.2 Access to Records. Buyer shall provide Seller and its representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

     6.1.3 Solicitation. Buyer agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Buyer, or to provide any information or to make available any management personnel to third parties for such purposes.

     6.1.4 Confidentiality. Buyer agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer's accountants, attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 7.     Conditions Precedent to Obligations of Buyer.

     7.1 Conditions Precedent. Unless, at the closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this
Agreement:

     7.1.1 Representations and Warranties. The representations and warranties of Seller are true and correct at the date of this Agreement and shall be true and correct as of the Closing as if each were made again at that time.

     7.1.2 Performance of Covenants. Seller shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

     7.1.3 Items to be Delivered at Closing. Seller shall have tendered for delivery to Buyer the following:

     (i) Delivery of Shares for Cancellation. Stock certificates or equivalents representing all of the outstanding securities of Seller duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached, which shall be subsequently canceled.

     (ii)     Consents. Consents for each item listed on Schedule 3.1.5.

     (iii) Good Standing Certificate. A certificate of the Florida Secretary of State showing that the seller is in good standing.

     (iv) Certificate of Incumbency. A certificate of incumbency duly executed by Seller's Secretary or Assistant Secretary.

     (v) Articles of Merger. A duly executed original of the Articles of Merger.

     7.1.4 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.

     7.1.5 No Adverse Change. There shall not have been a material adverse change in the financial condition of Seller or the business, whether or not covered by insurance; nor shall any lawsuit be pending that seeks to set aside the Agreement or the transactions contemplated by it.

SECTION 8.     Conditions Precedent to Obligations of Seller.

     8.1 Conditions Precedent. Unless, at the closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

     8.1.1 Representations and Warranties. The representations and warranties of Buyer in this Agreement are true and correct at the date of this Agreement and as of the closing as if each were made again at that time.

     8.1.2 Items to be Delivered at Closing. Buyer shall have tendered for delivery to Seller the following:

     (i) Delivery of Consideration. A certified check or its equivalent in the amount of $25,000 made to David M. Bovi, P.A. Attorney Trust Account and a collateralized promissory note in the amount of $85,000 made by the Buyer to David M. Bovi, P.A., Escrow Agent, in a form satisfactory to the Seller, or such other consideration as is required to be delivered by this Agreement.

     (ii) Consents. The consents listed on Schedule 4.1.5 of this Agreement.

     (iii) Good Standing Certificate. A certificate of the Florida Secretary of State showing that Buyer is in good standing.

     (iv) Certificate of Incumbency. A certificate of incumbency duly executed by Buyer's Secretary or Assistant Secretary.

     (v) Articles of Merger. A duly executed original of the Articles of Merger.

8.1.3 Performance of Covenants. Buyer shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

SECTION 9.     Notices.

     Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and (i) if delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) if directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

     If to Buyer:     F.S. "Buddy" Winsett
                      2608 Oakwood Drive
                      Largo, Florida 33771

     With a copy to:  __________________
                      __________________
                      __________________

     If to Seller:    David M. Bovi
                      324 Datura Street, Suite 200
                      West Palm Beach, Florida 33401

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

SECTION 10.     Miscellaneous.

     10.1 Entire Agreement. This Agreement, the Exhibits, and the Schedules, including the Plan of Merger and the Articles of Merger, and their exhibits and schedules, contain all of the terms and conditions agreed upon by the parties with reference to the subject matter and supersede any and all previous agreements, representations, and communications between the parties, whether written or oral. This Agreement, including its Exhibits and Schedules, may not be modified or changed except by written instrument signed by all of the parties, or their respective successors or assigns.

     10.2 Assignment. This Agreement shall not be assigned or assignable by Seller or Buyer without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

     10.3 Captions. All section, schedule, and exhibit headings are inserted for the convenience of the parties and shall not be used in any way to modify, limit, construe, or otherwise affect this Agreement.

     10.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     10.5     Waiver. Each of the parties may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other party; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive, in whole or in part, performance of any of the obligations of the other party. No action taken pursuant to this Agreement, including, but not limited to, the consummation of the closing or any knowledge of or investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge, or performing such investigation of compliance with the representations, warranties, covenants, and agreements contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

     10.6 Controlling Law. This Agreement has been entered into in the state of Florida and shall be governed by, construed, and enforced in accordance with the laws of Florida.

     10.7 Gender. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

     10.8 Further Assurances. Each of the parties shall use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments, and assurances, and shall take or cause to be taken such reasonable further or other actions necessary or desirable to carry out the intent and purposes of this Agreement.

     10.9 Attorneys' Fees. In the event a lawsuit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover such party's costs of suit and reasonable attorneys' fees, through all appeals.

     10.10 References to Agreement. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular section, article, provision, annex, exhibit, schedule, or paragraph unless so required by the context.

     10.11 Schedules and Exhibits. Schedules and Exhibits to this Agreement (and any references to any part or parts of them) shall, in each instance, include the Schedules or Exhibits (as the case may be) attached to this Agreement as well as any amendments to such Schedules or Exhibits (in each such case). All such Schedules and Exhibits shall be deemed an integral part of this Agreement, and are incorporated into this agreement by reference.

     10.12 Venue. Any litigation arising under this Agreement shall be instituted only in Palm Beach County, Florida, the place where this Agreement was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

     10.13 Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, and/or provision. If any provision of this Agreement shall be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     10.14 Rights in Third Parties. Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer on or give any person, firm, or corporation, other than the parties and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     10.15 Expenses. Each party shall pay its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Witnes                             BUYER,
                                   a Florida corporation

__________________                 By: /s/ F. S. "Buddy" Winsett
                                       F.S. "Buddy" Winsett,
                                       President

(Corporate Seal)
                                   SELLER,
                                   a Florida corporation

____________________               By: /s/ Davod M. Bovi
                                        David M. Bovi,
                                        President
(Corporate Seal)

Exhibit, and Schedule List

Exhibit          Description

A                Plan of Merger


Schedules        Description

3.1.1             Seller Capital Structure
3.1.5             Seller Consents
3.1.7             Seller Brokers/Finders
4.1.1             Buyer Capital Structure
4.1.5             Buyer Consents
4.1.7             Buyer Brokers/Finders